Exhibit 10.1

SURMODICS, INC.

EXECUTIVE TRANSACTION BONUS PROGRAM

This Executive Transaction Bonus Program (this “Program”) is established by Surmodics, Inc. (the “Company”), effective as of May 27, 2024 (the “Effective Date”).

1. PURPOSES OF THE PROGRAM. The board of directors of the Company (the “Board”) desires to provide its executive officer of the Company, subject to Section 16 of the Securities Exchange Act of 1934, as amended, with recognition for their contributions to an ongoing corporate development project of the Company and incentive to continue in the service of the Company through the consummation of the transaction.

The benefits payable under this Program will become payable only in the event of the closing of a Change of Control before December 31, 2025 (the “Program End Date”); provided, however, that if a closing of a Change of Control occurs prior to the Program End Date then a Participant will remain eligible to receive such Participant’s entire Individual Incentive Bonus through the 90-day anniversary of the closing of the Change of Control.

2. CERTAIN DEFINITIONS.

(a) “Bonus Agreement” means a separate written agreement in the form of the bonus agreement attached as Exhibit A for the benefit of a Participant who is eligible for a bonus under this Program setting forth the terms and conditions of such Participant’s right to an Individual Incentive Bonus.

(b) “Change of Control” means any transaction (whether by merger or consolidation of the Company, statutory share exchange, sale of all or substantially all of the assets of the Company, liquidation or dissolution of the Company, or sale or issuance by the Company of its equity securities) or series of related transactions in which more than 50% of the voting power of the Company is disposed of; provided, however, that the following transactions shall not be deemed a Change of Control: (i) a merger effected primarily for the purpose of changing the domicile of the Company, (ii) a transaction in which the stockholders of the Company immediately prior to such transaction own 50% or more of the voting power of the surviving corporation following such transaction, or (iii) a bona-fide equity financing in which the Company is the surviving corporation and which does not result in a distribution or payment to the Company’s stockholders on account of and in respect of shares of capital stock of the Company. Notwithstanding anything to the contrary contained in this Program, no Change of Control will be deemed to occur pursuant to this Program if the amount of consideration received by the Company and its stockholders in the Change of Control is less than five hundred million dollars.

(c) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder.

(d) “Individual Incentive Bonus” means, with respect to a Participant, the amount of consideration to be paid to such Participant as a result of a closing of a Change of Control that occurs prior to the Program End Date.

(e) “Participant” means an employee designated by the Board, in its discretion, to be eligible to receive an Individual Incentive Bonus under this Program and who receives a Bonus Agreement.

3. NO OBLIGATION TO COMPLETE A CHANGE OF CONTROL. In no event will the Company be obligated to proceed with a Change of Control due to the operation of this Program, and no Participant will have any right to require the Company to proceed with a Change of Control. The Company will have no obligation to disclose to a Participant the status of the Company’s efforts in pursuing a Change of Control and the Company is under no obligation to pursue a Change of Control or to undertake any other efforts to provide value to Participants under this Program.

4. ELIGIBILITY TO PARTICIPATE. The Program will apply to any Participant designated as such by the Board in its discretion. Once a person becomes a Participant, that person will remain a Participant until the Participant receives all benefits to which he or she is entitled under the Program. Notwithstanding the preceding sentence, if a Participant becomes a Forfeiting Participant (as defined below), the Participant will no longer be deemed a Participant hereunder. Any person identified as a Participant prior to the Program End Date will become a Forfeiting Participant if a Change of Control has not occurred before the Program End Date.

5. BONUS AGREEMENT. A Participant will receive notice from the Board of his or her designation as a Participant in the Program and will receive a Bonus Agreement that will specify the amount of such Participant’s Individual Incentive Bonus. An individual is not deemed a Participant under the Program until the individual receives a Bonus Agreement.

6. ELIGIBILITY FOR PAYMENT OF INDIVIDUAL INCENTIVE BONUS. No Participant will become entitled to payment of an Individual Incentive Bonus until on or after the closing of a Change of Control has occurred, and then only if such closing of the Change of Control occurs prior to the Program End Date. A Participant will vest in and become eligible for payment of his or her Individual Incentive Bonus as follows:

(a) If, from the date the Company executes and delivers a Bonus Agreement for the benefit of a Participant through and including the date of the closing of the Change of Control, the Participant remains an employee of the Company, then: (i) such Participant will, upon the closing of the Change of Control, become vested with respect to such Participant’s Individual Incentive Bonus and such amount shall be paid to such Participant no later than the first regularly scheduled payroll payment occurring at least one full week after the closing of the Change of Control.

(b) If prior to the date of the closing of the Change of Control a Participant’s service with the Company as an employee is terminated for any reason, whether at the initiative of such Participant or the Company, then such Participant will no longer be deemed a Participant hereunder, and the Individual Incentive Bonus for such Participant will be completely forfeited and such Participant will thereafter be a Forfeiting Participant.

(c) “Forfeiting Participant” means (i) a Participant whose Individual Incentive Bonus has not vested due to the operation of Section 6(b) of this Program, or (ii) as to each Participant, if a closing of a Change of Control has not occurred by the Program End Date. If a Participant becomes a Forfeiting Participant, such Participant will no longer be deemed a Participant hereunder.

7. LIMITATION ON BONUSES. Notwithstanding any other provision of this Program or any Bonus Agreement, (i) no individual Participant will receive an Individual Incentive Bonus in excess of $75,000 under this Program, and (ii) the aggregate amount of all Individual Incentive Bonus shall not exceed $470,000.

8. CONFIDENTIALITY OBLIGATION. This Program is a special compensation program adopted by the Company solely for the benefit of certain persons who will be designated as Participants in the Program by the Board, in its sole discretion. Each Participant shall have an affirmative obligation to maintain the confidentiality of the terms and conditions of his or her participation in the Program, including, without limitation, his or her designation as a Participant in the Program and the terms, conditions and existence of the Program and his or her Bonus Agreement, except where disclosure is necessary on a “need to know” basis to Participant’s spouse, attorney and tax or financial advisor, or others with a need to know, who, in turn, will be advised by such Participant that they may not disclose or communicate the terms and conditions of the Program or the Participant’s participation in the Program.

9. UNFUNDED STATUS OF SALE BONUS PROGRAM. This Program constitutes an unfunded plan for incentive compensation and is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company’s obligation to make payment is contractual in accordance with the terms and conditions set forth in Section 10 of this Program. Nothing contained in this Program and no action taken pursuant to the provisions of this Program shall create or be considered to create a trust or fund, or any obligation to fund or otherwise secure the payment of any amounts due under this Program, or any kind or fiduciary relationship between the Company and any Participant or any of its other employees.

10. CONTRACTUAL OBLIGATION. The obligation of the Company to make payments hereunder is contractual only and all such payments will be made from the general assets of the Company. Each Participant, beneficiary thereof, or any other person or persons having or claiming a right to payments hereunder may rely solely on the unsecured promise of the Company, and nothing herein will be construed to give a Participant, such beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future.

11. NO EQUITY INTEREST. This Program does not create or convey any equity or ownership interest in the Company nor any rights commonly associated with any such interest, including, but not limited to, the right to vote on any matters put before the stockholders.

12. NO GUARANTEE OF EMPLOYMENT. This Program is intended to provide a financial incentive to the Participants and shall not confer any rights to employment upon any Participant.

13. NO ASSIGNMENT OR TRANSFER BY PARTICIPANT. None of the rights, benefits, obligations or duties under this Program may be assigned or transferred by any Participant other than by will or the laws of descent and distribution. Any purported assignment or transfer by any such Participant in violation of this Section 13 will be void. The Company may assign its rights, benefits, obligations or duties under this Program at any time.

14. GOVERNING LAW AND VENUE. This Program will be governed by and interpreted, construed and enforced in accordance with the laws of the State of Minnesota, without regard to its or any other jurisdiction’s conflicts of laws principles. By participating in this Program, each of the Company and each Participant (and their successors and assigns) hereby consents to the exclusive jurisdiction of the Federal and state courts located in Hennepin County in Minnesota (and of the appropriate appellate courts therefrom) in any suit, action or proceeding arising out of, or relating to, this Program or the breach, termination, invalidity or performance thereof. Each Participant (and their successors and assigns) also agrees not to bring any action or proceeding arising out of or relating to this Program in any other court. Each Participant (and their successors and assigns) waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. The Company may make service on any Participant (and their successors and assigns) by sending or delivering a copy of the process to the party to be served at the address of the Participant (and their successors and assigns) on the records of the Company or any successor to or assignee of the Company. Nothing in this section, however, shall affect the right of the Company to serve legal process in any other manner permitted by law or at equity. Each of the Company and the Participants (and their successors and assigns) agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

15. WITHHOLDING OF COMPENSATION. The Company or its successor or assignee, as applicable, is authorized to deduct and withhold from amounts payable to Participants hereunder as an Individual Incentive Bonus, or from amounts otherwise payable to such Participants in connection with such Participants’ service to the Company, any amounts required to be deducted and withheld by the Company with respect to the Individual Incentive Bonus paid to such Participant under the provisions of any applicable Federal, state and local statute, law, regulation, ordinance or order, and to take such other action as the Company or its successor or assignee may deem advisable to enable the Company or its successor or assignee and the Participant to satisfy the obligation for payment of withholding taxes and other tax obligations relating to any Individual Incentive Bonus. This authority will include authority for the Company to withhold or receive other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Company.

16. ADMINISTRATION. Subject to Section 17 of this Program, the Board will have the authority to establish, amend and revoke from time to time rules and regulations relating to the Program and to decide all questions involving the administration, interpretation or application of the Program. All decisions, interpretations and other actions of the Board shall be final, conclusive and binding on all parties who have an interest in the Program. No member of the Board will be personally liable for any action or determination under the Program. In the event of a Change of Control, the Program will be administered by a stockholder representative designated by the stockholders of the Company in connection with the Change of Control or, if no stockholder representative is designated, the Board will appoint a member of the Board prior to the closing of a Change of Control (other than a Participant) to administer the program.

17. AMENDMENT OF THE PROGRAM. The Board shall have complete and exclusive power and authority to amend or modify this Program in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations of any Participant under this Program unless it is approved by (a) the individual Participant that is effective or (b) Participants holding at least 50% of the aggregate amount of all Individual Incentive Bonuses outstanding under this Program at any time. EACH PARTICIPANT WAIVES ANY AND ALL RIGHTS HE OR SHE MAY HAVE TO CHALLENGE SUCH AMENDMENT.

18. TERMINATION OF THE PROGRAM. If a closing of a Change of Control occurs prior to the Program End Date, the Program will terminate upon the payment of all of the benefits described herein; otherwise, the Program will terminate upon the Program End Date.

19. INTERPRETIVE GUIDANCE. For the avoidance of doubt, it is intended that the benefits payable under the Program satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Internal Revenue Code of 1986 (as may be amended from time to time) provided under Treasury Regulation Section 1.409A-1(b)(4) and, to the extent not so exempt, that the benefits payable under the Program constitute “transaction-based compensation” that complies, and the Program be interpreted to the greatest extent possible to be consistent, with Treasury Regulation Section 1.409A-3(i)(5)(iv)(A).

20. FORM OF CONSIDERATION. The Individual Incentive Bonus shall be payable in cash.

EXHIBIT A

TO CORPORATE DEVELOPMENT PROJECT BONUS PROGRAM

FORM OF BONUS AGREEMENT

SURMODICS, INC.

EXECUTIVE TRANSACTION BONUS PROGRAM AGREEMENT

The Board of Directors of Surmodics, Inc. has designated [__________________] as a Participant in the Company’s Executive Transaction Bonus Program (the “Program”), subject to the provisions of the Program and the terms and conditions set forth in this Executive Transaction Bonus Program Agreement (“Agreement”).

TERMS AND CONDITIONS

1. DEFINITIONS. All capitalized terms in this Agreement will have the meanings set forth in the Program.

2. INCORPORATION BY REFERENCE. The terms of the Program are incorporated by reference into this Agreement. Participant acknowledges receipt of a copy of the Program as currently in effect.

3. AMOUNT OF INDIVIDUAL INCENTIVE BONUS. Subject to the terms and conditions of the Program, Participant (if Participant is not a Forfeiting Participant) is eligible to receive a total Individual Incentive Bonus of $[________].

4. NO EQUITY INTEREST. This Agreement does not create or convey any equity or ownership interest in the Company nor any rights commonly associated with any such interest, including, but not limited to, the right to vote on any matters put before the Company’s stockholders.

5. NO GUARANTEE OF EMPLOYMENT. This Agreement is intended to provide a financial incentive to Participant and is not intended to confer any rights to employment upon Participant.

6. NO ASSIGNMENT OR TRANSFER BY PARTICIPANT. None of the rights, benefits, obligations or duties under the Program may be assigned or transferred by Participant other than by will or the laws of descent and distribution. Any purported assignment or transfer by Participant in violation of this Section 6 or the Program shall be void.

7. ENTIRE AGREEMENT. This Agreement and the Program embodies the complete agreement and understanding between Participant and the Company and supersedes and preempts any and all prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement and the Program.

SURMODICS, INC.	PARTICIPANT

By:

Name:	Name:

Its:	Date:

Date: